DUKE REALTY INVESTMENTS, INC.
                        (an Indiana Corporation)

                         449,438 Common Shares

                            TERMS AGREEMENT

                                        December 18, 1997

TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing, Suite 1150
     Indianapolis, IN 46240

Attention:          Chairman of the Board of Directors

Ladies and Gentlemen:

    We understanding that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 449,438 shares of common stock (the "Common Stock" (such Common Stock being hereinafter referred to as the "Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase the Securities at the purchase price set forth below.

    The Securities shall have the following terms:

Title of Securities:         Common Stock
Number of Shares:            449,438
Public offering price
 per share:                  $22.25
Purchase price per share:    $21.2487
Number of Option Securities: N/A
Underwriter:                 Legg Mason Wood Walker Incorporated
Underwriter's counsel        Hunton & Williams
Additional terms, if any:(1) Sections 3(o) and 5(h) of the Underwriting
                             Agreement referred to below are inapplicable to
                             this transaction.
                         (2) Section 5(b)(1) of the Underwriting Agreement
                             referred to below is applicable to this
                             transaction only to the extent of items (i)
                             (with respect to the first and second sentences
                             only), (ii), (ix), (xii), (xiii), (xvi), (xvii),
                             (xviii)(with respect to the Company and the
                             Operating Partnership only), (xx), (xxiii),(xxv)
                             (with respect to the Company and the Operating
                             Partnership only) and (xxviii) (with respect to
                             which counsel shall list certain exceptions
                             thereto).
                       (3)   Section 5(b)(2) of the Underwriting Agreement
                             referred to below is applicable to this
                             transaction only to the extent of items
                             5(b)(1)(ix)(with respect to the first and last
                             sentences only), 5(b)(1)(xiii)(with respect to
                             the first clause only), 5(b)(1)(xxiii) and
                             5(b)(1)(xxiv).
                       (4)   In addition to the provisions of Section 9 of
                             the Underwriting Agreement referred to below,
                             Legg Mason Wood Walker Incorporated may
                             terminate this Terms Agreement, by notice to the
                             Company, at any time prior to the Closing Time
                             if there has occurred
                             any material adverse change in the financial
                             markets in the United States or internationally
                             or any outbreak of hostilities or escalation of
                             existing hostilities or other calamity or crisis
                             the effect of which on the financial markets of
                             the United States or internationally is such as
                             to make it, in the judgment of Legg Mason Wood
                             Walker Incorporated, impracticable or inadvisable
                             (i) to commence or continue the offering of the
                             units of Legg Mason REIT Trust, December 1997
                             Series (the "Trust") to the public or (ii) to
                             enforce contracts for the sale of the units of
                             the Trust.
Closing Time, date and
 location:                   December 23, 1997, 8:30 a.m., E.S.T.
                             Hunton & Williams
                             951 East Byrd Street
                             Richmond, Virginia  23219

     All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities -- Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.
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

     Please accept this offer no later than six o'clock P.M. (New York City time) on December 18, 1997 by signing a copy of this Terms
Agreement in the space set forth below and returning the signed copy to us.

                         Very truly yours,

                         LEGG MASON WOOD WALKER INCORPORATED



                         BY:  /s/ Edmund J. Cashman, Jr.
                              -------------------------
                              Name: Edmund J. Cashman, Jr.
                              Title:Senior Executive Vice President

CONFIRMED AND ACCEPTED:
as of the date first above written

DUKE REALTY INVESTMENTS, INC.



BY:  /s/ Dennis D. Oklak
     -----------------------
     Name:  Dennis D. Oklak
     Title: Executive Vice President and
           Chief Administrative Officer

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